                                                                      EXHIBIT 11

                         SHOLODGE, INC AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                           BASIC AND ASSUMING DILUTION


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
                                                                                 12 WEEKS ENDED                28 WEEKS ENDED
                                                                       -----------------------------------------------------------
                                                                          JULY 12,         JULY 13,       JULY 12,       JULY 13,
                                                                            1998             1997           1998           1997
                                                                       -----------------------------------------------------------
BASIC:

  EARNINGS APPLICABLE TO COMMON STOCK (BASIC):
     FROM CONTINUING OPERATIONS                                        $    290,442      $ 2,841,403     $  681,387    $ 4,880,546
     FROM CUMULATIVE EFFECT OF A CHANGE IN AN ACCOUNTING PRINCIPLE                                                     $(1,164,114)
                                                                       -----------------------------------------------------------
     NET EARNINGS                                                      $    290,442      $ 2,841,403     $  681,387     $3,716,432
                                                                       ===========================================================

  SHARES:
     WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                           8,255,810        8,239,269      8,255,810      8,236,130
                                                                       ===========================================================

  BASIC EARNINGS PER SHARE:
     FROM CONTINUING OPERATIONS                                        $       0.04      $      0.34     $     0.08    $      0.59
     FROM CUMULATIVE EFFECT OF A CHANGE IN AN ACCOUNTING PRINCIPLE                                                     $     (0.14)
                                                                       -----------------------------------------------------------
     NET EARNINGS                                                      $       0.04      $      0.34     $     0.08    $      0.45
                                                                       ===========================================================

DILUTED:

  EARNINGS APPLICABLE TO COMMON STOCK (BASIC):
     FROM CONTINUING OPERATIONS                                        $    290,442      $ 2,841,403     $  681,387    $ 4,880,546
     FROM CUMULATIVE EFFECT OF A CHANGE IN AN ACCOUNTING PRINCIPLE                                                     $(1,164,114)
                                                                       -----------------------------------------------------------
     NET EARNINGS                                                      $    290,442      $ 2,841,403     $  681,387    $ 3,716,432

  INTEREST (LESS TAX) ON CONVERTIBLE
    SUBORDINATED DEBENTURES                                                              $   604,696

  ADJUSTED EARNINGS APPLICABLE TO COMMON STOCK:
     FROM CONTINUING OPERATIONS                                        $    290,442      $ 3,446,099     $  681,387    $ 4,880,546
     FROM CUMULATIVE EFFECT OF A CHANGE IN AN ACCOUNTING PRINCIPLE                                                     $(1,164,114)
                                                                       -----------------------------------------------------------
     NET EARNINGS                                                      $    290,442      $ 3,446,099     $  681,387    $ 3,716,432
                                                                       ===========================================================

  SHARES:
     WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT SHARES
        OUTSTANDING                                                       8,268,921        8,368,852      8,323,251      8,356,121

     SHARES ISSUABLE UPON CONVERSION OF CONVERTIBLE
       SUBORDINATED DEBENTURES                                                             2,316,602
                                                                       -----------------------------------------------------------
                                                                          8,268,921       10,685,454      8,323,251      8,356,121
                                                                       ===========================================================

   DILUTED EARNINGS PER SHARE:
     FROM CONTINUING OPERATIONS                                        $       0.04      $      0.32     $     0.08    $      0.58
     FROM CUMULATIVE EFFECT OF A CHANGE IN AN ACCOUNTING PRINCIPLE                                                     $     (0.14)
                                                                       ===========================================================
     NET EARNINGS                                                      $       0.04      $      0.32     $     0.08    $      0.44
                                                                       ===========================================================
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